UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 3, 2006

                               KNIGHT-RIDDER, INC.
             (Exact name of registrant as specified in its charter)

       Florida                           1-7553                  38-0723657
-------------------------------  -------------------------  --------------------
(State or other jurisdiction of       (Commission               (IRS Employer
 incorporation)                       File Number)           Identification No.)


   50 W. San Fernando Street, Suite 1500
         San Jose, California                                         95816
--------------------------------------------------------       -----------------
  (Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (408) 938-7700

                                 Not Applicable
                            ------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))



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ITEM 2.03       CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     On March 29, 2006, Knight-Ridder, Inc. (the "Company" or "Knight Ridder") requested two advances totaling $490 million from its $1 billion revolving credit agreement dated July 16, 2004. The proceeds of the advance were paid to the Company on April 3, 2006. Under the terms of the credit agreement, Knight Ridder may request other advances, with no more than eight advances outstanding at any time. The advances bear interest at the respective LIBOR rate plus a spread. The spread is dependent upon the Company's credit rating and is currently 60 basis points.

     The primary use of the advances was repayment of outstanding commercial paper. Future advances and repayments of the revolving credit facility are possible and will depend on operating cash needs and cash flows.





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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               KNIGHT-RIDDER, INC.

Date:  April 7, 2006           By:    /s/ Steven B. Rossi
                                    --------------------------------------------
                               Name:  Steven B. Rossi
                               Title: Senior Vice President and Chief Financial
                               Officer





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